Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Alaska Air Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities*

Fees to Be Paid	Other	Warrants	457(r)	928,127	(1)	(1)	(1)	(1)	—	—	—	—
	Equity	Common Stock	457(r)	928,127 (2)	(3)	(3)	(3)	$0 (3)	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	928,127	—	—	—	—	S-3ASR (3)	333-249054 (3)	September 25, 2020 (3)	$6,844.07 (3)

	Total Offering Amounts							(3)

	Total Fees Previously Paid							$6,844.07 (3)

	Total Fee Offsets							—

	Net Fee Due							$0 (3)

(1)

The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the PSP1 Warrants (as defined below) (expiring April 23, 2025, June 23, 2025, June 23, 2025, July 31, 2025, August 31, 2025, August 31, 2025, September 30, 2025, February 19, 2026 and February 19, 2026) being registered. Pursuant to Rule 457(g), no additional fee is payable for the PSP1 Warrants.

(2)

In addition to the number of shares of common stock stated in the table above, there is registered, pursuant to Rule 416, such number of additional shares of common stock, of a currently undeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain other anti-dilution provisions set forth in the PSP1 Warrants.

(3)

Alaska Air Group, Inc. previously registered the resale of warrants to purchase up to 928,127 shares of common stock (the “PSP1 Warrants”) and 928,127 shares of common stock issuable upon exercise of such PSP1 Warrants, offered by means of a 424(b)(7) prospectus supplement, dated September 25, 2020 (as amended and restated on March 31, 2021, the “Prior PSP1 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-249054), filed with the Securities and Exchange Commission on September 25, 2020. In connection with the filing of the Prior PSP1 Prospectus Supplement, Alaska Air Group, Inc. made a contemporaneous fee payment in the amount of $6,844.07. As of the date of this registration statement, none of the PSP1 Warrants or 928,127 shares of common stock registered for resale under the Prior PSP1 Prospectus Supplement have been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $6,844.07 that has already been paid and remains unused with respect to such warrants and shares of common stock that were previously registered pursuant to the Prior PSP1 Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement.